EXHIBIT 16.1

Office of the Chief Accountant
Securites and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

May 30, 2002

Dear Sir/Madam:

We have read Item 4 included in the Form 8-K dated May 30, 2002, of iPrint Technologies, inc, to be filed with the Securities and Exchange Commision and are in agreement with the statements contained therein.

Very truly yours,

/s/ ARTHUR ANDERSEN LLP

Copy to:    Mr. Dave Seltzer
                  Chief Financial Officer
                  iPrint Technologies, inc.